UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2012

CENVEO, INC.

(Exact Name of Registrant as Specified in Charter)

COLORADO	1-12551	84-1250533
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

ONE CANTERBURY GREEN 201 BROAD STREET STAMFORD, CT (Address of Principal Executive Offices)	06901 (Zip Code)

Registrant's telephone number, including area code:  (203) 595−3000

Not Applicable

 Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 8.01    Other Events.

On March 8, 2012, Cenveo, Inc. (the “Company”) issued a press release announcing that its wholly-owned subsidiary, Cenveo Corporation, has commenced an offering of $450 million aggregate principal amount of senior notes due 2020.  The Notes will be unconditionally guaranteed on a senior unsecured basis by the Company and substantially all of its existing and future North American subsidiaries.  Net proceeds of the offering will be used to fund the Company’s previously announced tender offer of its 10½% senior notes due 2016, 7⅞% senior subordinated notes due 2013 and 8⅜% senior subordinated notes due 2014, or otherwise refinance such indebtedness and to pay certain related costs and expenses.  The Notes have not been and will not initially be registered under the Securities Act of 1933, as amended or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

This report does not and shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute, nor shall there be any sale of these securities in any state or jurisdiction in which an offer, solicitation or sale would be unlawful.

On March 12, 2012, Cenveo Corporation, a subsidiary of the Company issued a press release announcing that it has amended (the “Amendment”) its offer to purchase its outstanding 10½% senior notes due 2016, 7⅞% senior subordinated notes due 2013 and 8⅜% senior subordinated notes due 2014.  The Amendment increases the consideration to be paid for each $1,000 principal amount of the 10½% senior notes due 2016 that are validly tendered (and not validly withdrawn), but does not change the consideration to be paid for the 7⅞% senior subordinated notes due 2013 or 8⅜% senior subordinated notes due 2014 that are validly tendered (and not validly withdrawn) in the offer.  The expiration date, early tender date and withdrawal dates of the offer have not been extended and, except for the modifications described above, all other terms and conditions of the offer remain unchanged.  Holders who have previously tendered securities do not need to re-tender their securities or take any other action in response to this Amendment.

The terms and conditions of the offer are set forth in the Offer to Purchase, dated February 29, 2012 (the “Offer to Purchase”), as amended by Supplement No. 1 to the Offer to Purchase, dated March 12, 2012 (“Supplement No. 1”), and the related Letter of Transmittal, dated February 29, 2012 (the “Letter of Transmittal”).  The new consideration offered for the 10½% Notes subject to the offer is set forth in the table below:

		Dollars per $1,000 Principal
Title of Security	CUSIP	Principal Amount Outstanding	Tender Offer Consideration	Early Tender Premium	Total Consideration
10½% Notes	15671BAB7	$165,000,000	$1,022.50	$30.00	$1,052.50

Holders of 10½% Notes that are validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on March 13, 2012 (such date and time, as they may be extended, the “Early Tender Date”) will be eligible to receive the Total Consideration (as set forth in the table above). Holders of 10½% Notes that are validly tendered after the Early Tender Date will be eligible to receive the Tender Offer Consideration (as set forth in the table above).

This report does not constitute an offer to purchase or a solicitation of an offer to sell securities. The offer is being made solely by means of Supplemental No. 1 to the Offer to Purchase and the related Letter of Transmittal. In any jurisdiction where the laws require a tender offer to be made by a licensed broker or dealer, the offer will be deemed to be made on behalf of the Company by the dealer managers, or one or more registered brokers or dealers under the laws of such jurisdiction.  A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(c)       Exhibits.

Exhibit
Number	Description

99.1	Press Release dated March 8, 2012
99.2	Press Release dated March 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 13, 2012

CENVEO, INC.

By:       s/ Mark S. Hiltwein
Mark S. Hiltwein
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated March 8, 2012
99.2	Press Release dated March 12, 2012